UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22 2014, Fuel Tech, Inc., a Delaware corporation (the “Company” or “Fuel Tech”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, Thomas L. Jones, George F. MacCormack, Thomas S. Shaw, Jr., D.L. Williamson and Dennis L. Zeitler to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) the approval of the Fuel Tech, Inc. 2014 Long-Term Incentive Plan, (iii) the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, and (iv) an advisory, non-binding approval of the Company’s executive compensation.

The stockholders elected all eight directors, approved the Fuel Tech, Inc. 2014 Long-Term Incentive Plant, approved the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm and approved, on an advisory, non-binding basis, Fuel Tech’s executive compensation.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Douglas G. Bailey	9,500,669	321,377	7,967,085
Miguel Espinosa	9,503,494	318,552	7,967,085
W. Grant Gregory	9,503,115	318,931	7,967,085
Thomas L. Jones	9,503,090	318,956	7,967,085
George F. MacCormack	9,502,519	319,527	7,967,085
Thomas S. Shaw, Jr.	8,794,965	1,027,081	7,967,085
D.L. Williamson	9,501,975	320,071	7,967,085
Dennis L. Zeitler	9,501,375	320,671	7,967,085

Proposal 2: Approval of the Fuel Tech, Inc. 2014 Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
9,048,894	713,951	59,201	7,967,085

Proposal 3: Ratification of McGladrey LLP as the Company’s independent registered public accounting firm

For	Against	Abstain
17,616,288	105,120	67,723

Proposal 4: Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Votes
9,165,739	563,056	93,251	7,967,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: May 28, 2014

	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary